Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2016 relating to the consolidated financial statements of Vital Therapies, Inc., which appears in Vital Therapies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.
/s/ PricewaterhouseCoopers LLP
San Diego, California
May 13, 2016